TECHNOLOGY PURCHASE AGREEMENT

THIS AGREEMENT made effective as of the 16th day of October, 2014 (the “Effective Date”)

AMONG:
JEAN ARNETT, businessperson, having an address at 121 - 3989 Henning Drive, Burnaby, BC  V5C 6N5

(hereinafter called “Arnett”)
OF THE FIRST PART

AND:
BRAD HARGREAVES, businessperson, having an address at 121 - 3989 Henning Drive, Burnaby, BC  V5C 6N5

(hereinafter called “Hargreaves”)
OF THE SECOND PART

(Arnett and Hargreaves collectively being the “Vendors”)

AND:
CELL MEDX CORP., a Nevada corporation having an address at 4575 Dean Martin Drive 2206, Las Vegas, Nevada 89103

(hereinafter called the “Company”)
OF THE THIRD PART

WHEREAS:

A. The Vendors and the Company, together with XC Velle Institute Inc. (“XC Velle”) are parties to that binding letter agreement dated August 29, 2014, pursuant to which the Vendors agreed to grant exclusive worldwide license rights for the Technology (as defined herein) to the Company on the terms and subject to the conditions set forth therein (the “Letter Agreement”);

B. The Vendors and the Company wish to amend the terms of their agreement whereby, rather than granting a license to the Company, the Vendors will sell to the Company, and the Company will purchase from the Vendors, the Technology, on the terms and subject to the conditions set forth in this Agreement;

C. It is intended by the parties that this Agreement supersede and replace the Letter Agreement in its entirety;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	INTERPRETATION

1.1. Definitions. In this Agreement:

(a)	“Cash Consideration” has the meaning set forth in Section 2.2(a) of this Agreement;

(b)	“Closing” means the closing of the transactions contemplated in this Agreement;

(c)	“Closing Date” means the date of Closing;

(d)	“Common Stock” means the common stock of the Company, par value $0.001 per share;

(e)
“Company Financial Statements” means those audited and unaudited financial statements of the Company field with the SEC as part of the Company’s filings with the SEC pursuant to Section 13(a) or 15(d) of the US Exchange Act.

(f)
“Company Options” means non-transferrable options to purchase up to an aggregate of 20,000,000 shares of Common Stock at an initial exercise price of $0.05 USD per share on the terms and subject to the conditions as set forth in the Option Agreements, which Company Options shall be allocated amongst Arnett and Hargreaves in such proportions or allocations as they may mutually determine prior to Closing;

(g)	“Disclosed Encumbrances” has the meaning set forth in Section 4.1(c) to this Agreement;

(h)	“Encumbrances” means any and all mortgages, liens, pledges, charges, security interests, encumbrances, actions, causes of action or demands of any nature whatsoever and however arising;

(i)
“Improvement” or “Improvements” means any modification or variant of the Invention, Patents, Know-How or Intellectual Property whether patentable or not, which, if manufactured, used, or sold, would fall within the scope of the Inventions or at least one claim of at least one of the Patents;

(j)
“Intellectual Property” means all patent rights, trade secret rights, process information, technical information, designs, drawings, inventions, schematics, algorithms, formulas, programs, protocols, procedures, Trademarks, copyrights and all other intellectual and industrial property rights of any sort related to or associated with the Inventions;

(k)
“Inventions” means a system for the use of electrical microcurrents for the treatment of diabetes and related ailments, including, but not limited to, the treatment of chronic pain, diabetes related wounds, diabetic neuropathy and high blood pressure, and which inventions include any and all related algorithms, formulas, protocols, programs and procedures with respect to the application of electrical microcurrents to subjects or patients, including the application of various wave shapes, intensities and frequencies for such microcurrents, and the order in which such variations are applied;

(l)
“Know-how” means all know-how, knowledge, expertise, works of authorship, prototypes, technology, information, patterns, plans, designs, research, research data, trade secrets, drawings, unpatented blue prints, flow sheets, equipment or parts lists, descriptions, instructions, manuals, data, records, procedures, materials or  tools relating to the Inventions or to the design, development, manufacture, use or commercial application of the Inventions;

(m)	“Option Agreement” means an option agreement representing the Company Options in substantially the same form as set out in Appendix A to this Agreement;

(n)
“Patents” means any and all patents, patent applications, patents pending or subsequent patents filed by or issued or granted to the Vendors in the United States or any foreign jurisdiction, wherever located, and relating to the Inventions or any Improvements thereto, including, but not limited to, the patents and patent applications set out in Schedule 1.1(n) hereto;

(o)
“Person” means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or any agency or subdivision thereof) or any other entity of any kind;

(p)	“Principal Shares” means the 10,000,000 shares of the Company’s Common Stock registered in the name of the Principal Shareholder;

(q)	“Principal Shareholder” means Mario Gregorio;

(r)	“SEC Reports” has the meaning set forth in Section 4.2(h) of this Agreement;

(s)
“Technology" means any and all of the Inventions, Patents, Know-How and Intellectual Property, including, but not limited to, any and all Improvements thereto, and shall include any and all causes of action heretofore accrued in favour of the Vendors, whether now known or that hereafter becomes known, with respect to the Technology;

(t)
“Trademarks” means any trademarks, whether registered or unregistered, currently owned or that may in the future be owned by Vendors relating to or associated with the Invention or Device, including, but not limited to, those Trademarks set out in Schedule 1.1(n) to this Agreement;

(u)
“Transaction Documents” means this Agreement, the Option Agreements, and all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder; and

(v)	“US Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(w)	“US Securities Act” means the United States Securities Act of 1933, as amended;

2. SALE, ASSIGNMENT AND TRANSFER OF TECHNOLOGY

2.1. Sale and Assignment of Technology. On the terms and subject to the conditions set forth in this Agreement, the Vendors hereby covenant and agree to sell, assign, transfer and convey all of their respective rights, title and interests in and to the Technology to the Company free and clear of any and all Encumbrances whatsoever and the Vendors further agree to waive any moral rights that the Vendors may have with respect to the Technology in favor of the Company.

2.2. Purchase Price and Consideration for Technology. In consideration for the sale, assignment, transfer and conveyance of the Technology by the Vendors to the Company and the waiver by the Vendors of any moral rights they may have with respect to the Technology, the Company agrees to pay, issue and grant the following consideration to the Vendors on Closing:

(a)	The sum of $100,000.00 USD (the “Cash Consideration”) to be paid to the Vendors as follows:

Name	Amount
Arnett	$50,000 USD
Hargreaves	$50,000 USD
Total	$100,000 USD

(b)	Company Options for the purchase of up to 20,000,000 shares of the Company’s Common Stock in the aggregate, to be granted to and allocated among Arnett and Hargreaves as follows:

Name	No. of Options
Arnett	10,000,000
Hargreaves	10,000,000
Total	20,000,000

2.3. Further Assurances. At any time after Closing, and from time to time thereafter, the Vendors shall, upon the Company’s written request, and at the Company’s expense, take any and all action and execute, acknowledge and deliver to the Company any and all further instruments and assurances necessary or expedient in order to fully vest in the Company the Technology and to facilitate the Company’s enjoyment, defense and enforcement thereof.  If, at any time after Closing, any entity or person directly or indirectly controlled by the Vendor (a “Vendor Affiliate”) is determined or deemed to have any right, title or interest in or to the Technology, the Vendors agree to use their best efforts to cause that Vendor Affiliate to transfer, assign, convey or release in favor of the Company any and all right, title or interest that Vendor Affiliate may have in or to the Technology without payment of any additional consideration by the Company.  The Vendors hereby irrevocable designate and appoint the Company and its duly authorized officers and agents, with full power of substitution, as the Vendors’ agents and attorneys-in-fact to act for and on behalf and instead of the Vendors, to take any and all actions, including proceedings at law, in equity or otherwise, to execute, acknowledge and deliver any and all instruments and assurances necessary or expedient in order to fully vest in the Company or perfect the sale, transfer, assignment and conveyance of the Technology to the Company or to protect the same or to enforce any claim or right of any kind with respect thereto.  The forgoing power is coupled with an interest and is irrevocable.

2.4. Later Improvements. If, after the date of this Agreement, the Vendors, or any of them, develop or discover, or is a co-developer or co-discoverer of any Improvement, then such Vendor shall promptly sell, assign and transfer the Improvement and all of that Vendor’s rights to such Improvement to the Company without the payment of any additional payment or consideration.

2.5. Delivery of Know-how and Intellectual Property. The Vendors shall communicate to the Company all Know-how and Intellectual Property in the possession of the Vendors reasonably relevant to the patenting, design, manufacture, marketing, and use of the Technology.  The Vendors will continue to communicate to the Company all such further Know-how and Intellectual Property as may later come into the possession of any of the Vendors.

2.6. Confidential Information. All Know-how, Intellectual Property and other technical information in the possession of the Vendors reasonably relevant to the patenting, design, manufacture, marketing, and use of the Technology shall be deemed to be confidential information.  The Vendors shall not disclose or authorize the disclosure of such information to any third party, except with the prior express written consent of the Company.  The Vendors shall take reasonable precautions to prevent the unauthorised disclosure to third parties of all such confidential information

3. CLOSING AND CONDITIONS OF CLOSING

3.1. Closing.  Subject to the satisfaction or waiver of all of the conditions precedent to Closing as set out in this Agreement, Closing of the transactions contemplated herein shall take place at such place and time on the Closing Date as may be agreed to by the parties hereto.  The Closing Date shall be such date as is agreed upon by the parties hereto, but shall be no later than October 30, 2014.  Unless otherwise agreed to by each of the parties hereto, if Closing does not occur on or before October 30, 2014, this Agreement shall automatically be terminated and of no further force and effect except with respect to the provisions of Sections 5.6 and 5.8 of this Agreement.

3.2. Closing Deliveries of Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Vendors the following:

(a)	the Cash Consideration, payable by cheque, bank draft or wire transfer to the accounts specified by the Vendors;

(b)	Option Agreements representing the Company Options to be issued to each of Arnett and Hargreaves, duly executed by the Company;

(c)	a certificate, duly executed by the Company and dated as of the Closing Date, in such form as may reasonably be requested by the Vendors, as to those matters set forth in Section 3.5(b);

(d)
Sequential resignations and directors resolutions such that the total number of directors of the Company shall be fixed at four (4) directors and that the Company’s board of directors shall consist of the following persons, and the following persons shall be appointed as executive officers of the Company as follows:

Name	Position
Frank E. McEnulty	Director and President and Chief Executive Officer
Yanika Silina	Director, Treasurer, Chief Financial Officer and Secretary
Jean Arnett	Director and Vice President, Corporate Strategy
Brad H. Hargreaves	Director and Vice President, Technology and Operations

3.3. Closing Deliveries of Vendors. On or prior to the Closing Date, the Vendors shall deliver or cause to be delivered to the Company the following:

(a)	a deed of assignment with respect to the sale, transfer and assignment of the Technology to the Company in such form as may reasonably be requested by the Company;

(b)	an Option Agreement representing the Company Options to be issued to Arnett, duly executed by Arnett;

(c)	an Option Agreement representing the Company Options to be issued to Hargreaves, duly executed by Hargreaves; and

(d)	a certificate, duly executed by each of the Vendors and dated as of the Closing Date, in such form as may reasonably be requested by the Company, as to those matters set forth in Section 3.4(b).

3.4. Conditions Precedent in Favor of Company. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions precedent being met:

(a)
the Company shall have completed its due diligence investigations into the Vendors and the Technology, and such other matters as it, in its sole discretion, deems relevant, and such investigations shall not have disclosed any matter that the Company, in its sole discretion, considers to be adverse to the completion of the transactions contemplated herein;

(b)
each of the respective representations and warranties of the Vendors contained in this Agreement or in any other certificate or document delivered by the Vendors to the Company pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which such information was given, and the Company shall have received, on the Closing Date, a certificate in such form as may reasonably be satisfactory to the Company and signed by the Vendors to the effect that the representations and warranties referred to above are true and correct on and as of such date, provided that the acceptance of such certificates and the Closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in this Agreement or in any other certificate or document delivered by the Vendors to the Company pursuant hereto, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Company;

(c)	all obligations, covenants and agreements of the Vendors required to be performed at or prior to the Closing Date shall have been performed; and

(d)
at the Closing Date, there shall have been no materially adverse change in the status or condition of the Technology or the rights of the Vendors with respect thereto, or with respect to their ability to grant the License to the Company, except as may otherwise specifically contemplated hereunder.

3.5. Conditions Precedent in Favor of the Vendors. The respective obligations of the Vendors hereunder in connection with the Closing are subject to the following conditions being met:

(a)
the Principal Shareholder shall have, prior to the Closing Date, sold to the Vendors the Principal Shares at a price of $0.001 per share, which Principal Shares shall be purchased by the Vendors in such proportions or allocations as the Vendors may determine at their sole discretion.

(b)
each of the respective representations and warranties of the Company contained in this Agreement or in any other certificate or document delivered by the Company to the Vendors pursuant hereto shall be substantially true and correct as of the date hereof and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, regardless of the date as of which such information was given, and the Vendors shall have received, on the Closing Date, a certificate in such form as may reasonably be satisfactory to the Vendors and signed by the Company to the effect that the representations and warranties referred to above are true and correct on and as of such date, provided that the acceptance of such certificates and the Closing of the transactions herein provided for shall not be a waiver of the respective representations and warranties contained in this Agreement or in any other certificate or document delivered by the Company to the Vendors pursuant hereto, which covenants, representations and warranties shall continue in full force and effect for the benefit of the Vendors;

(c)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed.

4. WARRANTIES, REPRESENTATIONS AND COVENANTS

4.1. Representations of Vendors. The Vendors jointly and severally represent, warrant and covenant to and with the Company as follows, and acknowledge that the Company is relying upon such representations, warranties covenants in entering into this Agreement and the transactions contemplated hereby:

(a)
Arnett and Hargreaves are of legal capacity and age, and have the requisite power and authority to enter into, execute and deliver this Agreement and each of the Transaction Documents to be executed by them, and to perform each of their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  This Agreement is, and the other Transaction Documents to be executed by Arnett and Hargreaves, when executed and delivered as contemplated herein or therein, will be duly and validly authorized, executed and delivered, and will be, valid and binding obligations of Arnett and Hargreaves, respectively, enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy;

(b)	Each of the Vendors is a resident of the Province of British Columbia, Canada.

(c)	The Vendors are the sole legal and beneficial owners of the Technology free and clear of all Encumbrances, with good and marketable title thereto;

(d)	The Vendors have the right, power and authority to grant the License to the Technology to the Company;

(e)
No person has any right, agreement or option, or any right or privilege (whether legal, beneficial, court ordered, pre-emptive, contractual or otherwise) capable of becoming a right, agreement or option, for the purchase or acquisition, directly or indirectly, in or to the Technology (or any portion thereof) or any rights to the Technology (or any portion thereof);

(f)	There are no bankruptcy proceedings pending, being contemplated by or threatened against the Vendors or any of them;

(g)	The Vendors have not made, granted or entered into any assignment, encumbrance, license or other agreement affecting the Technology (or any portion thereof);

(h)
The entry by the Vendors into this Agreement and each of the Transaction Documents to be executed by each of them, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any term or provision of any instrument or agreement, written or oral, to which the Vendors may be a party or to which the Technology may be subject, and will not, to the best of the knowledge of the Vendors, result in the violation of any applicable law or regulation to which the Vendors or the Technology may be subject.

(i)
The Vendors are not aware of any violation, infringement or misappropriation of any third party's rights (or any claim thereof) by the ownership, development, manufacture, sale or use of the Technology (or any portion thereof);

(j)	The use of the Technology by the Vendors has never given rise to any complaint alleging infringement of any patent, trademarks or other intellectual property rights of any other person;

(k)	The Vendors were not acting within the scope of employment of any third party when conceiving, creating or otherwise performing any activity with respect to the Technology (or any portion thereof);

(l)
The Vendors are not aware of any questions or challenges with respect to the patentability or validity of any claims of any existing patents or patents pending relating to the Technology (or any portion thereof);

(m)
There are no actions, suits, proceedings (whether or not purportedly on behalf of the Vendors) or investigations, pending or, to the best of the Vendors’ knowledge, threatened against or affecting any of the Vendors or the Technology which might result in the impairment or loss of the Vendors’ rights, title or interests in or to the Technology, or which might otherwise have a material adverse effect on the Technology (including, but not limited to, any action, suit or proceeding which might prevent or otherwise impair the ability of the Vendors to grant the License to the Company), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, court or instrumentality, domestic or foreign and the Vendors are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

(n)
The Vendors are not in material default or breach of any material contracts, agreements, written or oral, indentures or other instruments to which it is a party and which affect the Technology or the ability of the Vendors to sell, assign, transfer and convey the Technology to the Company, and there are no facts, which, after notice or lapse of time or both, that would constitute such a default or breach;

(o)
The execution, delivery and performance of this Agreement by the Vendors will not result in any violation of, or be in conflict with or constitute a default under (i) any judgment, decree, or order of any court, arbitrator or other governmental authority, or (ii) any statute, regulation, rule, ordinance or license of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to the Vendors or to which the Technology may be subject.

(p)
The Vendors are not in default, and has not received any notice of default, with respect to any order, writ, injunction or decree of any court or of any commission or administrative agency, which might result in the impairment or loss of any of the Vendors’ respective interests in and to the Technology, or which might otherwise have a material adverse effect on the Technology or impair the ability of the Vendors to grant the License to the Company

(q)
The Vendors have made full disclosure to the Company of all aspects of the Technology and has made all of its books and records available to the representatives of the Company in order to assist the Company in the performance of its due diligence searches and no material facts in relation to the Technology have been concealed by the Vendors

(r)
At the request and cost of the Company, the Vendor shall, both before and after Closing, execute and deliver to the Company all documents, and will do all such other acts and things, as may be necessary or desirable to complete and ensure and perfect the sale, assignment, transfer and conveyance of the Technology to the Company.

4.2. Representations of Company. The Company represents, warrants and covenants to and with the Vendors as follows, and acknowledges that the Vendors are relying upon such representations, warranties and covenants in entering into this Agreement and the transactions contemplated hereby:

(a)
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.  The Company is not in default of any of the provisions of its articles of incorporation, by laws or any other organizational or governing documents of the Company.

(b)
The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to be signed by the Company and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and each of the Transaction Documents to be signed by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been, or prior to the Closing Date, will be, duly authorized by the Company’s board of directors.  No other corporate or shareholder proceedings on the part of the Company are or will be necessary to authorize such documents or to consummate the transactions contemplated hereby or thereby.  This Agreement is, and the other Transaction Documents to be executed by the Company, when executed and delivered as contemplated herein or therein, will be duly and validly authorized, executed and delivered, and will be valid and binding obligations of the Company enforceable in accordance with their respective terms, except (1) as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally, (2) as may be limited by any applicable laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (3) as may be limited by public policy

(c)
The entering into of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not result in the violation of any of the terms or provisions of the constating documents or bylaws of the Company or of any indenture, instrument or agreement, written or oral, to which the Company may be a party.

(d)
The entering into of this Agreement and the consummation of the transactions contemplated hereby will not, to the best of the Company’s knowledge, result in the violation of any law or regulation of the United States or the State of Nevada or of any local government bylaw or ordinance to which the Company or the Company's business may be subject.

(e)
The authorized capital of the Purchaser consists of 300,000,000 shares of Common Stock, of which 31,000,000 shares are, as of the date of this Agreement, currently issued and outstanding as fully paid and non-assessable.  The Company has not issued any capital stock since its most recently filed periodic report under the US Exchange Act.

(f)
No person has any agreement or option, including convertible securities, warrants, convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Company.

(g)
The Company will not, without the prior written consent of the Vendors, issue any additional shares from and after the date hereof to the Closing Date or create any options, warrants or rights for any person to subscribe for any unissued shares in the capital of the Company.

(h)
The Company’s Common Stock is registered with the SEC under Section 12(b) or 12(g) of the US Exchange Act and the Company has taken no action designed to, or which, to its knowledge, is likely to have the effect of, terminating the registration of the Company’s Common Stock under the US Exchange Act, nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the US Securities Act and the US Exchange Act, including pursuant to Section 13(a) or 15(d) of the US Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the forgoing collectively being the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the US Securities Act and the US Exchange Act, as applicable and as in effect on the date of filing of such SEC Reports, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except to the extent amended by an amendment to such SEC Report (an “Amended SEC Report”) in which case, the forgoing representations and warranties shall be true and correct as of the date of filing of the Amended SEC Report.

(i)
The Company Financial Statements were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods covered thereby, and fairly present the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Company as at the date thereof.  There will not be, prior to Closing, any material increase in the liabilities of the Company has presented in the most recent Company Financial Statements.

(j)
The Company has good and marketable title to its properties and assets as set out in the most recent Company Financial Statements and such properties and assets are not subject to Encumbrances of any nature whatsoever or howsoever arising.

(k)
There are no material liabilities of the Company of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Company may become liable on or after the consummation of the transaction contemplated by this Agreement, other than liabilities that are reflected on the most recent Company Financial Statements or liabilities incurred in the ordinary course of business and attributable to the period since the date of the most recent Company Financial Statements, none of which has been materially adverse to the nature of the Company's business, results of operations, assets, financial condition or manner of conducting the Company's business.

(l)	The Company is not indebted to any of its directors or officers nor are any of the Company's directors or officers indebted to the Company.

(m)
There have been no material adverse changes in the financial position or condition of the Company or damage, loss or destruction materially affecting the business or property of the Company since the date of the most recent Company Unaudited Financial Statements except has been disclosed by the Company in its Current Reports on Form 8-K filed with the SEC.

(n)
The Company has made full disclosure to the Vendors of all material aspects of the Company's business as currently conducted by it, and has made all of its books and records available to the representatives of the Vendors in order to assist the Vendors in the performance of its due diligence searches and no material facts in relation to the Company's business have been concealed by the Company.

(o)
The Company is not a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other Person.

(p)
There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company), pending or threatened against or affecting the Company or affecting the Company's business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Company is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(q)
The execution, delivery and performance of this Agreement by the Company will not result in any violation of, or be in conflict with or constitute a default under (i) any judgment, decree, or order of any court, arbitrator or other governmental authority, or (ii) any statute, regulation, rule, ordinance or license of any governmental authority, including, without limitation, all foreign, federal, state and local laws applicable to the Company.

(r)	The sole directors and officers of the Company are as follows:

Name	Position
Frank E. McEnulty	Chief Executive Officer, Chief Financial Officer, President, Treasurer and Sole Director

(s)
The Company’s Common Stock is quoted on the OTC Bulletin Board and the OTC Pink Sheets marketplace maintained by OTC Markets Group Inc., and the Company is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on, the OTC Bulletin Board or the OTC Pink Sheets applicable to the Company or its operations.

(t)	The Company does not currently have any employees and is not party to any collective agreements with any labour unions or other association of employees.

(u)	The Company has no contracts with any officers, directors, accountants, lawyers or others which cannot be terminated with not more than one month's notice.

(v)
The Company does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations and will not, prior to Closing, acquire, or agree to acquire, any subsidiary or business without the prior written consent of the Vendors.

(w)
The business of the Company is now being, and until Closing, will be, carried on in the ordinary and normal course and the Company will not enter into any material transactions prior to Closing without the prior written consent of the Vendors.

(x)
No capital expenditures in excess of $5,000 have been made or authorized by the Company since the date of the most recent Company Financial Statements and no capital expenditures in excess of $5,000 will be made or authorized by the Company after the date hereof and up to the Closing Date without the prior written consent of the Vendors.

(y)
The corporate charter, articles of incorporation and bylaws, and any other constating documents, of the Company in effect with the appropriate corporate authorities as at the date of this Agreement will not be materially changed prior to Closing.

(z)
The Principal Shares are registered in the name of the Principal Shareholder and, to the best of the Company’s knowledge, after reasonable investigation, the Principal Shareholder is the beneficial and recorded owner of the Principal Shares, with good and marketable title thereto, free and clear of all Encumbrances whatsoever.

(aa)	The Principal Shares are validly issued, fully paid and non-assessable share in the Company’s Common Stock.

5. ADDITIONAL COVENANTS OF THE PARTIES

5.1. Employment or Consulting Agreements with Arnett and Hargreaves.  Forthwith upon Closing, the Company shall enter into employment or consulting agreements with each of Arnett and Hargreaves on terms mutually acceptable to the Company and Arnett or Hargreaves, as the case may be, which employment or consulting agreement shall have the following minimum provisions:

(a)	Arnett shall act as the Company’s Vice President, Corporate Strategy, and Hargreaves shall act as the Company’s Vice President, Technology and Operations;

(b)	Arnett shall be paid a salary or consulting fee equal to $12,500 CAD per month, and Hargreaves shall be paid a salary or consulting fee equal to $10,000 CAD per month;

(c)	The employment or consulting agreement will be “at-will,” meaning that Arnett, Hargreaves or the Company may terminate the relationship at any time and for any or no reason, provided that:

(i)
The Company may terminate the employment or consulting agreement of Arnett or Hargreaves at any time without Cause, provided that the Company shall be required to provide Arnett or Hargreaves, as the case may be, not less than two (2) months advance written notice of such termination or payment of two (2) months’ salary or consulting fee in lieu of notice.

(ii)
The Company may terminate the employment or consulting agreement at any time for Cause provided that the Company has provided Arnett or Hargreaves with written notice of such event constituting Cause, and such Cause has continued for a period of not less than 30 days after the provision of such written notice.  A termination by the Company for Cause shall become effective immediately after the delivery by the Company of written notice of such termination without payment of any further salary, consulting fee or other amounts arising after the date of such termination (it being expressly understood that Arnett or Hargreaves shall be entitled to any and all salary, consulting fee or other amounts accruing under their respective employment or consulting agreements up to and including the date of termination).

(iii)	Any termination of Arnett or Hargreaves, whether or not for Cause, must be approved by a majority of the Company’s board of directors as then constituted.

(iv)
Arnett or Hargreaves may terminate their respective employment or consulting agreement at any time and for any or no reason, provided that Arnett or Hargreaves, as the case may be, shall be required to provide the Company with not less than two (2) months’ advance written notice of such termination.

For purposes of this Section 5.1, “Cause” shall mean any of the following: (1)  an intentional act of fraud, embezzlement, theft or any other material violation of law by the employee or consultant; (2)  grossly negligent or intentional damage to the Company’s reputation or assets caused by the employee or consultant; (3) grossly negligent or intentional disclosure by the employee or consultant of confidential information of the company; (4) the willful and continued failure by the employee or consultant to substantially perform required duties for the Company (other than as a result of disability or death); (5) a material breach by the employee of consultant of his or her obligations under his or her employment or consulting agreement; or (6) the willful engagement in illegal conduct, gross misconduct by the employee or consultant, or a clearly established violation by the employee or consultant of the Company’s written policies and procedures, which is demonstrably and materially injurious to the Company, monetarily or otherwise.

5.2. Restrictions on Transfer, Pledge, Assignment or Charges Against Company Shares.  The Vendors covenant and agree that, except with the prior written consent of the Company, to be obtained in each instance, the Vendors will not to sell, transfer, pledge, assign, mortgage, encumber, charge or grant any security interests over or against any of the Principal Shares or any shares of Common Stock issued to the Vendors upon exercise of the Company Options (the “Option Shares”) for a period ending one year after the Closing Date (the “Restriction Period”).  Notwithstanding the forgoing, and subject to any applicable securities laws, the Vendors shall be permitted, without obtaining the prior written consent of the Company, to sell the Option Shares in “brokers transactions” as that term is defined in Section 4(a)(4) and Rule 144(g) of the US Securities Act, but not in any privately negotiated transactions.  The Vendors hereby acknowledge and expressly agree that any breaches by them of the provisions of this Section 5.2 would cause the Company irreparable harm for which damages would not be an adequate remedy.  As such, the Vendors agree that, in event of a breach of this Section 5.2 by any of them, the Company shall have the right to seek equitable relief, including injunctive relief or specific performance.  The Vendors further agree that the Company may, and may instruct its transfer agent to, imprint restrictive legends and other notations on any certificates representing the Principal Shares or the Option Shares and in the registers of the Company during the Restriction Period with respect to the restrictions set forth in this Section 5.2.

5.3. Filing of Schedule 14f-1 Information Statement.  Forthwith upon execution of this Agreement, the Company will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the US Exchange Act and Rule 14f-1 thereunder, to effect the changes to the directors and officers of the Company contemplated in Section 3.2(d).

5.4. Assistance with Securities Law Disclosures.  The Vendors agree to provide the Company with such information regarding the Vendors and the Technology as the Company may reasonably request for the purpose of preparing such reports, schedules, forms, statements or other documents required to be filed, furnished or disclosed by the Company with respect to, or in anticipation of Closing of, the transactions contemplated in the Transaction Documents under the under the provisions of the US Securities Act or the US Exchange Act, as applicable, or any applicable securities laws of any jurisdiction in Canada, and the Vendors further agree to provide the Company with reasonable assistance in the preparation of such reports, schedules, forms, statements or other documents.

5.5. Due Diligence. Upon the execution of this Agreement by the parties hereto, the Vendors shall make available to the Company and the Company’s authorized representatives copies of all Patents, Know-How, Intellectual Property or other agreements or documents relating to the Technology or to which the Technology is subject, together with such other information or documentation as the Company may reasonably request for the purpose of conducting its due diligence investigations hereunder.

5.6. Transaction Expenses.  The Company shall reimburse the Vendors for the reasonable fees and disbursements of the Vendors’ legal counsel in connection with the transactions contemplated herein.

5.7. No-Shop/Non-Solicitation. Until such time as this Agreement is terminated as set forth in Section 3.1 or the transactions contemplated in this Agreement are Closed, the Vendors and the Company will not directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to, or otherwise consider the merits of any inquiries or proposals from any person or entity other than the Company and the Vendors relating to any transaction involving the Technology.  The Vendors agree to promptly notify the Company, and the Company agrees to promptly notify the Vendors, if any of them receives an unsolicited offer for any of such transaction or obtains any information that such an offer is reasonably likely to be made, which notice shall include the identity of the prospective offeror and proposed consideration to be paid and terms of the prospective offer, in so far as such information is known to the Vendors or the Company, as the case may be.

5.8. Confidential Information.  Prior to Closing of the transactions contemplated herein, the Vendors and the Company may have access to material non-public information owned by the other (“Confidential Information”).  Each of the parties hereto agree to keep all such Confidential Information confidential in accordance with reasonable industry practices and shall only make such information available to its employees, agents, consultants and advisors as may be necessary to complete the transactions contemplated herein.  Each of the parties further agree not to use any Confidential Information of any other party for any purpose other than the pursuit of the transactions contemplated herein.  Notwithstanding the forgoing, the Company shall be permitted to disclose Confidential Information to prospective investors provided that the Company takes reasonable precautions to prevent the unauthorized use or disclosure of any Confidential Information by such prospective investors.  Confidential Information shall not include any information that was known by the other party prior to its disclosure or is or becomes public knowledge through no fault of the receiving party, or is rightfully received by the receiving party from a source other than a party to this Agreement.  Any Confidential Information provided by a party to this agreement to another party to this Agreement, and any derivatives thereof, whether created by the disclosing party or the recipient party, shall remain the property of the disclosing party.

6. INDEMNITY

6.1. The Vendors agree to indemnify, defend and hold the Company, and each of their officers, directors, employees, agents, attorneys and consultants, harmless from and against any and all Losses (as hereinafter defined) arising out of or resulting from the breach by the Vendors of any representation, warranty, covenant or agreement of the Vendors contained in this Agreement or the schedules and exhibits hereto.  The term “Losses” shall mean all damages, costs and expenses (including reasonable attorneys’ fees) of every kind, nature or description, it being the intent of the parties that the amount of any such Loss shall be the amount necessary to restore the indemnified party to the position it would have been in (economically or otherwise), including any costs or expenses incident to such restoration, had the breach, event, occurrence or condition occasioning such Loss never occurred.

6.2. The Company agree to indemnify, defend and hold each of the Vendors, and each of their employees, agents, attorneys and consultants, harmless from and against any and all Losses  arising out of or resulting from the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or the schedules and exhibits hereto.

6.3. In no event shall the total maximum liability of the Company to the Vendors as a whole, or the total maximum liability of the Vendors to the Company as a whole, under this Agreement, on account of damages for breach of contract or pursuant to the indemnity provisions set forth in Section 6.1 or 6.2, exceed the sum of $5,000,000 USD.

7. GENERAL PROVISIONS

7.1. Entire Agreement.  This Agreement, together with the other Transaction Documents, including the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including, but not limited to, the Letter Agreement, which the parties acknowledge have been merged into the Transaction Documents.  The Vendors and the Company agree to release XC Velle from any and all liabilities or obligations XC Velle may have to the Company under the Letter Agreement, and the Vendors agree to cause XC Velle to release the Company from any and all liabilities or obligations the Company may have to XC Velle under the Letter Agreement.

7.2. Amendments.  Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

7.3. Survival. All covenants, agreements, representations and warranties on the part of each of the parties, notwithstanding any investigations or enquiries made by any of the parties prior to the date hereof or the waiver of any condition by any of the parties, shall survive for a period ending on the one (1) year anniversary of the Closing Date.

7.4. Action on Business Day.  If the date upon which any act or payment hereunder is required to be done or made falls on a day which is not a business day, then such act or payment shall be performed or made on the first business day next following.

7.5. Severability.  If any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality or enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

7.6. Successors and Assigns.  This Agreement shall enure to the benefit of and be binding upon all parties hereto and their respective heirs, personal representatives, successors and assigns, as the case may be.

7.7. Governing Law.  This Agreement shall be governed by and be construed in accordance with the laws of the Province of British Columbia, Canada and the parties hereto agree to submit to the jurisdiction of the courts of the Province of British Columbia, Canada with respect to any legal proceedings arising herefrom.

7.8. Time.  Time is of the essence of this Agreement.

7.9. Headings.  The headings are inserted solely for convenience of reference and shall not be deemed to restrict or modify the meaning of the Articles to which they pertain.

7.10. Counterparts.  This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SIGNED, SEALED AND DELIVERED BY JEAN ARNETT in the presence of:
/s/ Jean Arnett
Signature	JEAN ARNETT

Name

Address

SIGNED, SEALED AND DELIVERED BY BRAD HARGREAVES in the presence of:
/s/ Brad Hargreaves
Signature	BRAD HARGREAVES

Name

Address

CELL MEDX CORP.
a Nevada corporation by its authorized signatory:

/s/ Frank E McEnulty
______________________________________
Name: Frank E McEnulty
Title: Chief Executive Officer

SCHEDULE 1.1(n)

PATENTS, PATENT APPLICATIONS AND TRADEMARKS

1.	U.S. Provisional Patent Application Number 62035385 “System and Method for Treating Diabetes and Related Ailments”.

APPENDIX A

FORM OF OPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES ADMINISTRATION OR REGULATORY AUTHORITY.

NON-QUALIFIED STOCK OPTION AGREEMENT
OF
CELL MEDX CORP.
A Nevada Corporation

THIS AGREEMENT is made between CELL MEDX CORP., a Nevada corporation (hereinafter referred to as the "Company"), and [Insert name of Optionee] of [Insert address of Optionee] (hereinafter referred to as the “Optionee”), effective as of the ______ day of October, 2014 (the “Grant Date”).

1. Options Granted.  The Company hereby grants the Optionee non-qualified stock options (the “Options”) to purchase up to an aggregate of [Insert no. of options] shares of the Company’s common stock, par value $0.001 per share, exercisable at an initial exercise price of $0.05 per share (the “Exercise Price”), subject to adjustment as set forth in this Agreement, for a term commencing on the Grant Date and expiring at 5:00 pm (Pacific Time) on the Expiration Date, as hereinafter defined, provided that the right of the Optionee to exercise the Options is subject to:

(a)
compliance with the registration or prospectus requirements of the United States Securities Act of 1933, as amended (the “US Securities Act”), any applicable state securities laws and any applicable Canadian securities laws, or the availability of applicable exemptions from such registration or prospectus requirements; and

(b)	satisfaction of the vesting conditions set forth in Section 2 of this Agreement,

2. Vesting.  The Optionee’s right to exercise the Options granted by the Company under this Agreement are expressly subject to the following vesting conditions:

(a)	No Option may be exercised unless such Option has vested. The vesting of all Options shall be cumulative.

(b)
The Options granted to the Optionee under this Agreement shall vest and become exercisable in the following amounts upon the later of January 1, 2015 and the date that the following vesting conditions have been satisfied (such date of vesting being the “Vesting Date”).  The date upon which the following vesting conditions are deemed to be satisfied shall be determined by the Company’s Board of Directors, acting reasonably and in good faith.

Aggregate Number of Company Options to Vest	Vesting Condition
[12.5% of Total # of Options]	Upon the design and commencement of the First Clinical Trial.
[12.5% of Total # of Options]
Upon the completion of the First Clinical Trial and the delivery to the Company of a final white paper authored by the trial researchers for the First Clinical Trial discussing the results of the First Clinical Trial.

[12.5% of Total # of Options]	Upon the design and commencement of the Second Clinical Trial.
[12.5% of Total # of Options]
Upon the completion of the Second Clinical Trial and the delivery to the Company of a final white paper authored by the trial researchers for the Second Clinical Trial discussing the results of the Second Clinical Trial.

[25% of Total # of Options]	Upon the design and commencement of the Third Clinical Trial.
[25% of Total # of Options]
Upon the completion of the Third Clinical Trial and the delivery to the Company of a final white paper authored by the trial researchers for the Third Clinical Trial discussing the results of the Third Clinical Trial.

[100% of Total # of Options]	Total

The “First Clinical Trial” means a clinical trial conducted on human subjects designed to test (1) the efficacy of the Technology in accelerating the healing process for diabetic wounds; (2) defining a treatment protocol for use of the Technology in treating diabetic wounds; and (3) identifying the costs and benefits associated with using the Technology to treat diabetic wounds.

The “Second Clinical Trial” means a clinical trial conducted on human subjects designed to test (1) the efficacy of the Technology in treating diabetic neuropathy; (2) defining a treatment protocol for use of the Technology in treating diabetic neuropathy; and (3) identifying the costs and benefits associated with using the Technology to treat diabetic neuropathy.

The “Third Clinical Trial” means a clinical trial conducted on human subjects designed to test (1) the efficacy of the Technology in controlling and managing high blood pressure in diabetics; (2) defining a treatment protocol for use of the Technology in controlling and managing high blood pressure in diabetics; and (3) identifying the costs and benefits associated with using the Technology for the control and management of high blood pressure in diabetics.

In order to satisfy the vesting provisions set forth in this Section 2, the First Clinical Trial, Second Clinical Trial and Third Clinical Trial must each be conducted (i) in the United States of America or Canada; (ii) in compliance with all applicable laws, regulations and best practices guidelines; and (iii) by clinical researchers approved by resolution of the Company’s Board of Directors.

(c)
Notwithstanding any other provision in this Agreement to the contrary, all unvested options outstanding under this Agreement shall immediately vest and become exercisable upon a Change in Control.  For purposes of this Section 2(c), a “Change in Control” means any of the following events:

(i)
Approval by the stockholders of the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power of the voting securities of the Company, the surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(ii)
Approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the company or (ii) a sale by the Company of all of its property and assets pursuant to Section 78.565 of the Nevada Revised Statutes (the “NRS”); or

(iii)
Any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) together with its affiliates, but excluding (i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or (iii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (individually a “Person” and collectively, “Persons”) is or becomes, directly or indirectly, the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding securities.

3. Term and Termination of Options.  The “Expiration Date” for the Options shall be determined as follows:

(a)	Unvested Options. The Expiration Date for any Options that have not vested and not become exercisable will be earliest of the following:

(i)	December 31, 2019;

(ii)	The date of death of the Optionee;

(iii)
In the event that the Optionee no longer acts as a director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company in any capacity, for a reason other than the death of the Optionee, then:

(A)
If the reason that the Optionee no longer acts for the Company or any Parent or Subsidiary of the Company in any capacity is a voluntary resignation, cancellation of the engagement, refusal to stand for re-election or re-appointment or refusal or failure of the Optionee to vote any shares of the Company’s common stock owned by, or directly or indirectly controlled by, the Optionee in favor of the election or appointment of the Optionee, and such resignation, cancellation, refusal or failure to vote by the Optionee is not due to or a result of the Incapacity of the Optionee, the date the Optionee ceases to act for the Company or any Parent or Subsidiary of the Company in any capacity.

(B)
If the reason that the Optionee no longer acts for the Company or any Parent or Subsidiary of the Company in any capacity is the termination or removal of the Optionee for Cause, the date that the Optionee is first notified, in writing, of such termination or removal by the Company or the Parent or Subsidiary of the Company, as the case may be;

(C)
If the reason that the Optionee no longer acts for the Company or any Parent or Subsidiary of the Company in any capacity is a voluntary resignation, cancellation of the engagement, refusal to stand for re-election or re-appointment or refusal or failure of the Optionee to vote any shares of the Company’s common stock owned by, or directly or indirectly controlled by, the Optionee in favor of the election or appointment of the Optionee, and such resignation, cancellation, refusal or failure to vote by the Optionee is due to or a result of the Incapacity of the Optionee, the date determined in accordance with Sections 3(a)(i) and 3(a)(ii);

(b)	For purposes of Section 3(a):

(i)	“Parent” shall mean a “parent” of the Company as defined in Rule 405 of the US Securities Act.

(ii)	“Subsidiary” shall mean a “subsidiary” of the Company as defined in Rule 405 of the US Securities Act.

(iii)
“Incapacity” shall mean an inability of the Optionee to perform his or her duties as a director, officer, employee or consultant of the Company or any Parent or Subsidiary of the Company, as the case may be, as a result of any mental or physical disability that is expected to result in death within the following twelve (12) months or that is expected to last for a continuous period of twelve (12) months or more.

(iv)
If the Optionee ceases to act as a director, officer, employee or consultant of the Company or a Parent or Subsidiary of the Company in one capacity (the “Original Position”) but the Optionee continues to act as a director, officer, employee or consultant of the Company or a Parent or Subsidiary of the Company in some other capacity immediately upon ceasing to act in the Original Position, the provisions of Section 3(a)(iii) shall be deemed not to apply.

(c)	Vested Options. The Expiration Date for any Options that have vested and become exercisable shall be the date that is the 5th year anniversary of the particular Vesting Date for such vested Options.

4. Method of Exercise.  To exercise any Options that have vested and become exercisable under this Agreement, the Optionee shall complete and execute the form of Notice of Exercise attached as Schedule A to this Agreement, or such other form of written notice acceptable to the Company, and shall deliver such notice to the Company at its principal place of business together with payment in full of the aggregate exercise price for such Options by check or other method of payment acceptable to the Company, at its discretion.

5. US Securities Agreements of the Optionee.

(a)
The Optionee acknowledges and agrees that the Company’s securities being offered to it under this Agreement are, or will be, “restricted securities” as defined in Rule 144 of the US Securities Act and that the offer of such securities to the Optionee is being made pursuant to an exemption from the registration requirements of the US Securities Act.

(b)
The Optionee acknowledges and agrees that, notwithstanding any other provision of this Agreement, the Options may not be exercised, and the Options and the shares issuable to the Optionee upon the exercise of such Options (the “Option Shares”) may not be reoffered, resold or otherwise transferred, except pursuant to an effective registration statement under the US Securities Act and any applicable state securities laws, or pursuant to an available exemption from such registration requirements.  The Optionee further agrees that the Company will refuse to register any transfer of the Options or the Option Shares not made in accordance with the provisions of Regulation S of the US Securities Act, pursuant to an effective registration under the US Securities Act and any applicable state securities laws, or pursuant to an available exemption from such registration requirements.

(c)	The Optionee agrees not to engage in hedging transactions with regard to the Options or the Option Shares unless in compliance with the US Securities Act.

(d)
The Optionee acknowledges and agrees that, unless there is a registration statement under US Securities Act regarding the exercise of the Options, and such registration statement is effective at the time the Options are exercised (or any portion thereof), all certificates representing the Option Shares issued as a result of such exercise will be endorsed with a restrictive legend substantially similar to the following:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

6. Canadian Securities Agreements of the Optionee.  The Optionee acknowledges and agrees that the Company is an “OTC reporting issuer” as that term is defined in Canadian Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets, as amended (“MI 51-105”), and that the Option Shares will be, issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.  The Optionee further acknowledges and agrees that (i) the Options and the Option Shares may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105; (ii) the Optionee will, and will cause its affiliates to, comply with such conditions in making any trade of the Options or Option Shares in or from a jurisdiction in Canada; and (iii) the Company will refuse to register any transfer of the Options or Option Shares made in connection with a trade of such securities in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105.  Notwithstanding the generality of the forgoing, as of the date hereof, MI 51-105 generally provides that securities may not be traded in or from a jurisdiction in Canada unless the following conditions have been met:

(a)	A four month period has passed from the later of (i) the date that the Company distributed the securities, and (ii) the date the securities were distributed by a control person of the Company;

(b)	If the person trading the securities is a control person of the Company, such person has held the securities for at least 6 months;

(c)
The number of securities that the person proposes to trade, plus the number of securities of the same class that such person has traded in the preceding 12 months, does not exceed 5% of the Company’s outstanding securities of the same class;

(d)	The trade is made through an investment dealer registered in a jurisdiction in Canada;

(e)	The investment dealer executes the trade through any of the over-the-counter markets in the United States;

(f)	There has been no unusual effort made to prepare the market or create a demand for the securities;

(g)	No extraordinary commission or other consideration is paid to a person for the trade;

(h)	If the person trading the securities is an insider of the Company, the person reasonably believes that the Company is not in default of securities legislation; and

(i)	All certificates representing the securities bear the following restrictive legend:

“THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION IN CANADA UNLESS THE CONDITIONS IN SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS ARE MET.”

7. Representations and Warranties of the Optionee.  The Optionee represents, warrants and covenants to and with the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the granting of the Options to the Optionee and the offer, sale and issuance of the Option Shares to the Optionee upon exercise of this Option:

(a)
The Optionee is an executive officer and director of the Company, and as such has access to all information regarding the Company and the Company’s business and financial prospects necessary to make a fully informed decision regarding the exercise of the Options.

(b)
The Optionee is an individual resident in the Province of British Columbia.  The Optionee is not a resident of the United States of America, and the Optionee is not acquiring the Options, and will not acquire the Option Shares, for the account or benefit of any “US Person” as that term is defined in Rule 902 of the US Securities Act.

(c)	The Optionee was not in the United States of America at the time the offer to acquire the Options was received by the Optionee or at the time of the Optionee’s decision to acquire the Option.

8. Capital Adjustments.  The existence of the Options shall not affect in any way the right or power of the Company or its stockholders to: (1) make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business;  (2) enter into any merger or consolidation; (3) issue any bonds, debentures, preferred or prior preference stocks ahead of or affecting the common stock or the rights thereof, (4) issue any securities convertible into any common stock, (5) issue any rights, options, or warrants to purchase any common stock, (6) dissolve or liquidate the Company, (7) sell or transfer all or any part of its assets or business, or (8) take any other corporate act or proceedings, whether of a similar character or otherwise.

9. Adjustments for Reorganizations and Recapitalizations.  If there shall, prior to the exercise of any of the Options, be any stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders (other than a normal cash dividend) or other change in the Company’s corporate or capital structure that results in (a) the Company’s outstanding shares of common stock (or any securities exchanged therefore or received in their place) being exchanged for a different number or kind of securities of the Company or any other corporation, or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of the Company’s common stock, then there shall automatically be an adjustment in either  the number of shares which may be purchased pursuant hereto, the type of shares which may be purchased pursuant hereto or the price at which such shares may be purchased, or any combination thereof, so that the rights evidenced hereby shall thereafter as reasonably as possible be equivalent to those originally granted hereby.  The Company shall have the sole and exclusive power to make such adjustments as it considers necessary and desirable.

10. Transfer of the Options.  During the Optionee's lifetime, the Options shall be exercisable only by the Optionee, and may not be transferred by the Optionee without the express written consent of the Company, to be obtained in each instance. Upon the Optionee’s death, (i) any Options that have vested may be transferred solely in accordance with the laws of descent and distribution, and will continue to be exercisable in accordance with the terms and conditions set forth herein; and (ii) any Options that have not vested may not be transferred and shall expire in accordance with Section 3(a).

11. Rights as Shareholder.  The Optionee will not be deemed to be a holder of any shares pursuant to the exercise of the Options until he or she pays the Exercise Price and a stock certificate is delivered to him or her for those shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is delivered.

12. Withholding Taxes.  The Optionee authorizes the Company to withhold from any payments due to the Optionee by the Company, whether pursuant to this Agreement or otherwise, any amounts required to be withheld and remitted by the Company on account of any income and employment taxes resulting from this Agreement.

13. Miscellaneous.

(a)
Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by fax, or by prepaid registered post addressed to the parties at such address of which notice may be given by either of such parties.  Any notice shall be deemed to have been received, if personally delivered or by fax, on the date of delivery, and, if mailed as aforesaid, then on the fifth business day after and excluding the day of mailing.

(b)
This Agreement and the rights and obligations and relations of the parties shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein (but without giving effect to any conflict of laws rules). The parties agree that the courts of the Province of British Columbia shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this agreement. Each party attorns to the jurisdiction of the courts of the Province of British Columbia.

(c)	Time shall be of the essence of this agreement and of every part of it and no extension or variation of this agreement shall operate as a waiver of this provision.

(d)	This Agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date set forth above.

CELL MEDX CORP.
by its authorized signatory:

Name

Title

OPTIONEE:

SIGNATURE OF OPTIONEE

NAME OF OPTIONEE

ADDRESS

NUMBER OF OPTIONS

SCHEDULE A TO
NON-QUALIFIED OPTION AGREEMENT

NOTICE OF EXERCISE FORM

TO:           CELL MEDX CORP.
  A Nevada corporation (the “Company”)

Dear Sirs:

The undersigned (the “Subscriber”) hereby exercises the right to purchase and hereby subscribes for

_________________________________________
(Insert No. of Shares)

shares (the “Option Shares”) of the common stock, par value $0.001 per share (the “Common Stock”) of the Company referred to in the Non-Qualified Stock Option Agreement between the Company and the Optionee dated the ____ day of October, 2014 (the “Option Agreement”), in accordance with the terms and conditions thereof, and herewith makes payment by cheque of the purchase price in full for the Option Shares in accordance with the Option Agreement.

Please issue a certificate for the shares being purchased as follows in the name of the Subscriber:

NAME:
(Please Print)
ADDRESS:

The Subscriber represents and warrants to the Company that:

(a)
The Optionee is an executive officer and director of the Company, and as such has access to all information regarding the Company and the Company’s business and financial prospects necessary to make a fully informed decision regarding the exercise of the Options.

(b)	The Subscriber has not offered or sold the Option Shares within the meaning of the United States Securities Act of 1933, as amended (the “US Securities Act”);

(c)
The Subscriber is acquiring the Option Shares for its own account for investment purposes, with no present intention of dividing its interest with others or of reselling or otherwise disposing of all or any portion of the same;

(d)
The Subscriber does not intend any sale of the Option Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(e)	The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Option Shares;

(f)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Option Shares;

(g)	The Option Shares were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(h)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(i)	This subscription form will also confirm the Subscriber’s agreement as follows:

(i)
Unless there is a registration statement under US Securities Act regarding the exercise of the Options, and such registration statement is effective at the time the Options are exercised (or any portion thereof), the Option Shares may not be resold, transferred or hypothecated except pursuant to an effective registration statement under the US Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Corporation to the effect that such registration is not necessary.  The Company will refuse to register any sale or transfer of the Option Shares not made in compliance with the US Securities Act or any other applicable securities laws.

(ii)
Only the Company can take action to register the Option Shares under the US Securities Act or applicable state securities law or to comply with the requirements for an exemption under the US Securities Act or applicable state securities law.

(iii)
Unless there is a registration statement under US Securities Act regarding the exercise of the Options, and such registration statement is effective at the time the Options are exercised (or any portion thereof), the certificates representing the Option Shares will be endorsed with a legend substantially as follows or such similar or other legends as deemed advisable by the lawyers for the Company to ensure compliance with the US Securities Act and any other applicable laws or regulations:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(j)
The Subscriber acknowledges and agrees that the Company is an “OTC reporting issuer” as that term is defined in Canadian Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-the-Counter Markets, as amended (“MI 51-105”), and that the Option Shares will be, issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.  The Subscriber further acknowledges and agrees that (i) the Option Shares may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105; (ii) the Optionee will, and will cause its affiliates to, comply with such conditions in making any trade of the Option Shares in or from a jurisdiction in Canada; and (iii) the Company will refuse to register any transfer of the Option Shares made in connection with a trade of such securities in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105.

DATED this      day of

Signature of Subscriber:
Name of Subscriber:
Address of Subscriber: